As filed with the Securities and Exchange Commission on June 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INCO LIMITED

(Exact name of registrant as specified in its charter)

Canada	98-0000676
(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

145 King Street West, Suite 1500
Toronto, Ontario M5H 4B7
(416) 361-7511
(Address of Registrant’s Principal Executive Offices and telephone number)

2005 Key Employees Incentive Plan
(Full title of the plan)

CT Corporation System
111 8th Avenue
New York, New York 10011
(212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Susan J. Krembs, Esq.	Carl DeLuca, Esq.
Osler, Hoskin & Harcourt LLP	Associate General Counsel
280 Park Avenue, Suite 30W	and Assistant Secretary
New York, New York 10017	Inco Limited
145 King Street West, Suite 1500
Toronto, Ontario, Canada
M5H 4B7

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Amount to be Registered	Per Share(2)	Price(2)	Registration Fee
Common Shares and associated Common Share Purchase Rights, without nominal or par value	6,000,000 shares(1)	$38.88	$233,280,000	$27,457.06

(1)	In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional Common Shares which may be issued as a result of the anti-dilution provisions of the 2005 Key Employees Incentive Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices of the Common Shares on June 14, 2005, as quoted on the New York Stock Exchange, pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,000,000 Common Shares of the Registrant issuable pursuant to the Registrant’s 2005 Key Employees Incentive Plan. Under the terms of the Registrant’s 2005 Key Employees Incentive Plan, up to 5,500,000 of such Common Shares may be issued upon the exercise of share options and share appreciation rights and up to 500,000 of such Common Shares may be issued pursuant to long-term incentive awards. All information specified by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The documents listed in (a) through (d) below have been filed with the Securities and Exchange Commission and are incorporated herein by reference:

     (a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”).

     (b) the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.

     (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2004 Form 10-K.

     (d) the description of the Registrant’s Common Shares which is contained in the Registrant’s amended registration statement on Form F-10/A dated April 29, 2003 (Registration No. 333-104688).

     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities

     The Registrant’s Common Shares are registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     The validity of the Common Shares which are registered hereby and which may be issued by the Registrant as incentive compensation or upon the exercise of options or share appreciation rights granted under the 2005 Key Employees Incentive Plan will be passed upon by Josée M. Guibord, Esq., Assistant General Counsel and Assistant Secretary of the Company. Josée M. Guibord is regularly employed by the Company.

     Certain statements as to the Company’s estimated ore reserves which appear in the 2004 Form 10-K rely upon the authority, as experts, of Lawrence B. Cochrane, Director of Mines Exploration, Robert A. Horn, former Vice-President, Exploration, Robert C. Osborne, Consulting Geologist, Laterites, S. Nicholas Sheard, Vice-President of Exploration and Olivier Tavchandjian, Principal Geologist, Mineral Reserves and Mineral Resources, to the extent described in the 2004 Form 10-K. Messrs. Cochrane, Horn, Osborne, Sheard and Tavchandjian were employees of the Company at the time they served as such experts.

     The consolidated financial statements of the Company included in the 2004 Form 10-K, and management’s assessment of the effectiveness of, and the effectiveness of, the Company’s internal control over financial reporting as of December 31, 2004 included therein, have been audited by PricewaterhouseCoopers LLP, an independent accounting firm, as set forth in its reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

Item 6. Indemnification of Directors and Officers

     Section 3.12 of Part 3 of By-Law No. 1 of the Company provides in part as follows:

     “Indemnity and Insurance. Subject to the limitations contained in the Canada Business Corporations Act but without limit to the right of the Company to indemnify any person under the Act or otherwise, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer or a director or officer of such body corporate, if,

(a) he acted honestly and in good faith with a view to the best interests of the Company, and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.”

     The Canada Business Corporations Act provides as of right that, in general, an officer or director, as such, shall be entitled to indemnity if (i) he was not judged by a court or competent authority to have committed any fault or omitted to do anything he ought to have done, (ii) he acted honestly and in good faith with a view to the best interests of the corporation and (iii) where a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. However, under the Act, no officer or director of the Registrant may be indemnified with respect to any security holder’s derivative action brought pursuant to such Act unless a court of competent jurisdiction has approved the terms of such indemnification.

     The Company has an insurance policy that indemnifies directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Registrant dated May 7, 2004 (incorporated by reference to Exhibit 3.1 to the Registrant’s Originally Filed Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004).

4.2	General By-Law No. 1 of the Registrant as amended to February 3, 2004 (incorporated by reference to Exhibit 3(ii)(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.3	Standing Resolution of the Registrant as amended to February 3, 2004 (incorporated by reference to Exhibit 3(ii)(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.4	Shareholder Rights Plan Agreement dated as of September 14, 1998, as amended and restated as of April 20, 2005, between the Registrant and CIBC Mellon Trust Company, as Rights Agent (incorporated by

Exhibit No.	Description
reference to Exhibit A to the 2005 Proxy Statement attached as Exhibit 99 to the 2004 Form 10-K).

5	Opinion of Josée M. Guibord, Esq.

23.1	Consent of Josée M. Guibord, Esq. (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consents of Lawrence B. Cochrane, Robert A. Horn, Robert C. Osborne, S. Nicholas Sheard and Olivier Tavchandjian, each as a Qualified Person named in the 2004 Form 10-K pursuant to National Instrument 43-101 issued by the Canadian Securities Administrators.

24	Powers of Attorney.

99	Registrant’s 2005 Key Employees Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s 2005 Proxy Statement attached as Exhibit 99 to the 2004 Form 10-K).

Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 20th day of June, 2005.

INCO LIMITED (Registrant)
By:	/s/ Stuart F. Feiner
Stuart F. Feiner, Executive Vice-President,
General Counsel & Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated, on the 20th day of June, 2005.

SIGNATURE	TITLE
/s/ Scott M. Hand	Chairman and Chief Executive Officer; Director
(Principal Executive Officer)
Scott M. Hand

/s/ Farokh S. Hakimi	Executive Vice-President and Chief Financial Officer
(Principal Financial Officer)
Farokh S. Hakimi

/s/ Ronald A. Letovaara	Vice-President and Comptroller
(Principal Accounting Officer)
Ronald A. Lehtovaara

SIGNATURE	TITLE
*	Director

(Glen A. Barton)

*	Director

(Angus A. Bruneau)

*	Director

(Ronald C. Cambre)

*	Director

(Scott M. Hand)

*	Director

(Janice K. Henry)

*	Director

(Chaviva M. Hošek)

*	Director

(Peter C. Jones)

*	Director

(John T. Mayberry)

*	Director

(David P. O’Brien)

*	Director

(Roger Phillips)

*	Director

(James M. Stanford)

INTERNATIONAL NICKEL INC.	Authorized Representative
in the United States

By: /s/ Edward A. Steen

Name: Edward A. Steen
Title: Assistant General Counsel

*	Pursuant to powers-of-attorney executed by the directors named above whose names are preceded by an asterisk, Stuart F. Feiner, as attorney-in-fact, does hereby sign this registration statement on behalf of each such directors, in each case in the capacity of director, on the 20th day of June, 2005.

/s/ Stuart F. Feiner
Stuart F. Feiner, attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Registrant dated May 7, 2004 (incorporated by reference to Exhibit 3.1 to the Registrant’s Originally Filed Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004).

4.2	General By-Law No. 1 of the Registrant as amended to February 3, 2004 (incorporated by reference to Exhibit 3(ii)(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.3	Standing Resolution of the Registrant as amended to February 3, 2004 (incorporated by reference to Exhibit 3(ii)(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.4	Shareholder Rights Plan Agreement dated as of September 14, 1998, as amended and restated as of April 20, 2005, between the Registrant and CIBC Mellon Trust Company, as Rights Agent (incorporated by reference to Exhibit A to the 2005 Proxy Statement attached as Exhibit 99 to the 2004 Form 10-K).

5	Opinion of Josée M. Guibord, Esq.

23.1	Consent of Josée M. Guibord, Esq. (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consents of Lawrence B. Cochrane, Robert A. Horn, Robert C. Osborne, S. Nicholas Sheard and Olivier Tavchandjian, each as a Qualified Person named in the 2004 10-K pursuant to National Instrument 43-101 issued by the Canadian Securities Administrators.

24	Powers of Attorney.

99	Registrant’s 2005 Key Employees Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s 2005 Proxy Statement attached as Exhibit 99 to the 2004 Form 10-K).